UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2014

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 28, 2014, Old National Bancorp (the “Company” or “ONB”) issued a press release (“Press Release”) reporting its financial results for the first quarter of 2014. The Press Release is included as Exhibit 99.1 hereto and is incorporated herein by reference. The Company also released the financial trends including its first-quarter results. The financial trends are included as Exhibit 99.2 hereto and are incorporated herein by reference. In connection therewith, a slide presentation outlining first-quarter earnings, recent strategic developments and the Company’s financial outlook will be available on the Company’s website to complement the conference call to be held on April 28, 2014, at 10:00 a.m. CST and will be accessible at http://www.oldnational.com before the conference call begins.

Item 8.01 Other Events.

On April 25, 2014, the Company completed its previously announced acquisition of Tower Financial Corporation (“TFC”), pursuant to an Agreement and Plan of Merger dated September 9, 2013 (the “Merger Agreement”) by and between the Company and TFC. Pursuant to the terms of the Merger Agreement, TFC merged with and into the Company, with the Company as the surviving corporation (the “Merger”). In connection with the Merger, Tower Bank & Trust Company (“TB&T”), an Indiana chartered bank and wholly owned subsidiary of TFC, merged with and into Old National Bank, a national banking association and wholly owned subsidiary of the Company, with Old National Bank as the surviving bank (the “Bank Merger”), and Tower Trust Company, an Indiana chartered trust company and wholly owned subsidiary of TB&T, merged with and into American National Trust and Investment Management Company d/b/a Old National Trust Company (“ONTC”), a national trust association and wholly owned subsidiary of the Company, with ONTC as the surviving entity (the “Trust Company Merger”). The Bank Merger and the Trust Company Merger were also completed on April 25, 2014.

In connection with the Merger, TFC shareholders will receive 1.20 shares of ONB common stock, plus $6.75 in cash, for each share of TFC common stock owned by them, subject to the terms of the Merger Agreement.

At the effective time of the Merger, unvested TFC stock options became fully vested and all outstanding TFC stock options converted into stock options to purchase a number of shares of ONB common stock, subject to adjustment pursuant to the Merger Agreement. Except for the foregoing, the TFC stock options will continue to be governed by the same terms and conditions as were applicable under the related TFC stock option immediately prior to the effective time of the Merger.

The Company will issue approximately 5,625,553 shares (not including shares subject to TFC stock options) of ONB common stock to former TFC shareholders as a result of the Merger.

The Press Release announces the completion of the Merger and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release issued by Old National Bancorp on April 28, 2014

99.2	Financial Trends issued by Old National Bancorp on April 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014

OLD NATIONAL BANCORP

By:	/s/ Christopher A. Wolking
Christopher A. Wolking
Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Old National Bancorp on April 28, 2014

99.2	Financial Trends issued by Old National Bancorp on April 28, 2014

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